April 17, 2023 Vanessa Guzmán-Clark via email Re: Offer of Employment Dear Vanessa, Digital Media Solutions, Inc., together with its subsidiaries (collectively, the <Company=), is pleased to offer you a full-time exempt position as Interim Chief Financial Officer (CFO), reporting to Joseph Marinucci, Chief Executive Officer (CEO), out of a remote work location. Your date in this role will commence April 22, 2023 (the <Commencement Date=) and continue until the first day that a permanent or successor Chief Financial Officer approved by the Company9s Board of Directors commences employment with the Company or your employment with the Company otherwise ceases. This offer letter supersedes any prior offer letter to which you are a party during the term of your employment as Interim Chief Financial Officer. During your tenure as Interim Chief Financial Officer, your participation in the Company9s Non-Executive Severance Plan shall continue. Should you accept this offer, your compensation during the period that you serve in this role will be $25,000 per month, less applicable payroll deductions and withholdings. You will be paid in accordance with the Company9s customary payroll schedule then-currently in effect. Currently, Company salaries are paid on the 15th and the last working day of every month, except in the event that such a day falls on a weekend or holiday, in which case, you will be paid on the business day prior to such weekend or holiday. Payment of your salary is conditional on your compliance with all of the terms and obligations of your employment with the Company. Subject to the approval of the Board of Directors, this position carries an annual short-term performance incentive (STI) and long-term performance incentive (LTI), the terms of which will be determined at a later date. Payment of your salary and STI is conditional on your performance associated with the terms and obligations of your employment with the Company. In the event that the Board of Directors does not appoint you as Chief Financial Officer on a permanent basis, following completion of your term as Interim Chief Financial Officer, you will be paid an amount in cash in a lump sum payment equal to (x) $12,500 times (y) the number of months served as Interim Chief Financial Officer (prorated for any partial month). Additionally, you will convert to a similar role to your previous position and assume the responsibilities of that related role, pay, and benefits without loss of seniority.

Digital Media Solutions
4800 140th Ave N
Suite 101
Clearwater, FL 33762

Digital Media Solutions has adopted a remote work office model. Employees will not be required to commute to a physical office location. Upon employment, employees will sign a 'Telecommute Agreement' electronically.

As a full-time exempt employee, you will not accrue vacation time but rather work with your manager to coordinate and approve any paid time off. Paid time off is provided when an employee (a) schedules and takes vacation in a manner that ensures that all department and Company needs are met; (b) the employee maintains satisfactory performance and productivity levels; and (c) the employee has his or her manager's prior approval to take such time off. You will accrue sick hours calculated on actual hours worked, with a maximum accrual balance of 80 sick hours. Accruals will start upon your commencement date.

You will also be eligible to participate in our customary employee benefits, including health and related insurance, and 401(k) retirement benefits, all subject to participation requirements and provided in accordance with normal Company policies. Your position falls under the **'C-Suite plan**' meaning your benefit enrollments will be paid by the company, excluding voluntary benefits, which includes accident, critical illness, additional Life AD&D, and legal services. You will not incur a waiting period for enrolling in benefits, and your enrollments will be effective immediately upon your hire date. You should note that the Company may modify or terminate benefits, from time to time, as it deems necessary or appropriate.

As a condition of your employment, you will be required to abide by the Company's general policies and rules of conduct as modified from time to time including standard provisions concerning your confidentiality and non-solicitation obligations to the Company, and all of the Company policies set out in the employee handbook. If you have not already done so, please disclose to the Company any and all conflicting employment restrictions and/or agreements relating to your prior employment that may affect your eligibility to be employed by the Company or limit the manner in which you may be employed, such as prior employment compensation, non-competition or confidentiality agreements. Please note the Company may modify job titles, salaries, work location and benefits, from time to time, as it deems necessary.

You recognize and understand that, in performing your duties and obligations for the Company and in consideration of the compensation you are eligible for hereunder, you will be expected to act with the business interests of the Company and not in any manner which would be detrimental to any of them. You therefore agree that from the Commencement Date and for six (6) months after termination of your employment, without the prior written consent of the Company, you will not accept employment with, engage in any undertaking or have any financial interest in any person or entity with its principal place of business located within the United States which, in any way, competes with the Company in performance marketing. Further, you will not enter into any business relationship or interfere with the Company's relationships with current or prospective suppliers, customers, investors, or business partners known or disclosed to you during the course of your employment with the Company. Notwithstanding the foregoing, nothing shall prevent you from owning a passive investment in securities listed on a public stock exchange or quotation system in the United States or Canada, so long as those securities do not represent more than 1% of the issued securities of any such class. Your employment relationship with the Company will be at-will. Therefore, you may terminate your employment with the Company at any time and for any reason whatsoever, simply by notifying the Company. Similarly, subject to the immediately following paragraph, the Company is free to conclude its employment relationship with you at any time, with or without cause, and with or without notice. Your acceptance of the offer does not create a contract of employment between the Company and you for any specified term. As required by law, you will be required to provide the Company documentary evidence of your identity and eligibility for employment in the United States. Such documentation must be provided to the Company within three (3) business days of your Commencement Date. To ensure the rapid and economical resolution of disputes that may arise in connection with your employment, you and the Company agree that any and all disputes, claims, or causes of action, in law or equity, arising from or relating to the enforcement, breach, performance, or interpretation of this offer, the terms or conditions of your employment, or involving any other employee, officer, director, client, vendor, business partner, agent or professional representative, or occurring on Company property, shall be resolved under the laws of the State of Florida, by way of mediation administered by the American Arbitration Association (<AAA=) under its Commercial Mediation Procedures. Prior to mediation, the parties agree to use their reasonable efforts to settle any dispute by negotiating in good faith to reach a solution satisfactory to all parties. If they do not reach a solution within sixty (60) days, then, upon written notice by either party, the parties agree to attempt to resolve the dispute by mediation as set forth herein. If mediation is unsuccessful, the parties agree to have such dispute settled by, and consent to the process of, arbitration, under the laws of the State of Florida, administered by the AAA in accordance with its Commercial Arbitration Rules in lieu of litigation, with judgment on the award rendered by one arbitrator entered in any court having jurisdiction and the parties irrevocably waive their right to litigate. The location of the negotiation, mediation or arbitration shall be in Pinellas or Hillsborough County, Florida, under the laws of the State of Florida, and each party shall assume their own costs, including attorneys9 fees. This letter forms the complete and exclusive statement of the terms of the offer of employment with the Company. The parties agree it is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and this letter entirely supersedes and replaces any and all prior or contemporaneous promises or representations, whether oral or written. This letter can only be modified in a written agreement signed by you and a duly authorized representative of the Company. We look forward to working with you. If you have any questions or concerns regarding this offer letter, please contact Tiffany Brown at tbrown@dmsgroup.com To accept this offer, please sign and date this letter in the space provided below and return a signed copy to us to the email provided. This offer will terminate if it is not accepted, signed and returned by April 19, 2023. Sincerely, Tiffany Brown Senior Director of People Operations Digital Media Solutions, Inc. By electronically signing and dating this offer letter, I, Vanessa Guzmán-Clark, accept this job offer. _______________________________________ ___________________ Vanessa Guzmán-Clark Date 04/17/2023